Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in, and incorporation by reference in, the annual report on Form 10-KSB of Northwest Bancorporation, Inc. of our report dated March 19, 2007, on our audit of the consolidated financial statements and financial statement schedules of Northwest Bancorporation, Inc. as of and for the years ended December 31, 2006 and 2005. We also consent to the reference to our firm in such annual report.

Spokane, Washington

March 19, 2007